Exhibit 3.15

SOSID: 1174608

Date Filed: 11/5/2010 10:00:00 AM

Elaine F. Marshall

North Carolina Secretary of State

C201030800389

Limited Liability Company

ARTICLES OF ORGANIZATION

OF

PBG ACQUISITION I, LLC

These Articles of Organization of PBG Acquisition I, LLC (the “Company”) dated as of November 2, 2010 are duly executed and filed by the undersigned, as an organizer, and hereby submitted for the purpose of forming a limited liability company pursuant to § 57C-2-20 of the General Statutes of North Carolina.

FIRST:	The name of the Company is PBG Acquisition I, LLC.

SECOND:	The name and address of each person executing these Articles of Organization is as follows:

Richard B. Vilsoet, Organizer 11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, Florida 33408

THIRD:	The street address and county of the registered office of the Company are:

150 Fayetteville Street, Box 1011 Raleigh, North Carolina 27601 Wake County

FOURTH:	The mailing address of the initial registered agent of the Company is:

Post Office Box 1011 Raleigh, North Carolina 27601

FIFTH:	The name of the initial registered agent is CT Corporation System.

SIXTH:	The Company has a principal office. The street and mailing address and county of the principal office of the Company is:

11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, Florida 33408 Palm Beach County

SEVENTH:	The Company shall be a manager-managed LLC. Except as provided by Section 57C-3-20(a) of the General Statutes of North Carolina, the members of the Company shall not be managers by virtue of their status as members.

EIGHTH:	These Articles of Organization will be effective upon filing.

This the 2nd day of November, 2010.

/s/ Richard B. Vilsoet
Richard B. Vilsoet, Organizer

SOSID: 1174608

Date Filed: 11/24/2010 11:38:00 AM

Elaine F. Marshall

North Carolina Secretary of State

C201032600396

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: PBG Acquisition I, LLC

2.	The text of each amendment adopted is as follows (attach additional pages if necessary):

RESOLVED, that the name of the Company is changed from PBG Acquisition I, LLC to

Communication Services, LLC.

3.	(Check either a or b, whichever is applicable)

a. The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

b.   ✓   The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4.	These articles will be effective upon filing, unless a date and/or time is specified: Date of Filing

This the          day of November      , 2010.

PBG Acquisition I, LLC
Name of Limited Liability Company

/s/ H. Andrew DeFerrari	/s/ Steven Nielsen
Signature	Signature

H. Andrew DeFerrari, Manager	Steven Nielsen, Manager
Type or Print Name and Title	Type or Print Name and Title

Signatures Continue On Attached Continuation Page

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

(Revised January 2000)		(Form L-17)
CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622

Signature Continuation Page

to

Amendment of Articles of Organization

of

PBG Acquisition I, LLC

Globe Communications, LLC, Sole Member

By:	/s/ Steven Nielsen
Steven Nielsen, Manager

By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari, Manager